EXHIBIT 3.3

                                    BYLAWS OF
                          HSI ASSET FUNDING CORPORATION

                                   ARTICLE I

                            MEETINGS OF STOCKHOLDERS

            Section 1.01 Annual Meeting. Unless a different date is designated by the Board of Directors, or unless action is taken without a meeting by consent of the stockholders, the annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the second Tuesday in April at the principal place of business of the Corporation or any other convenient place the Board of Directors may designate.

            Section 1.02 Action Without Meeting. Action required or permitted to be taken at a stockholders' meeting may be taken without a meeting and without action by the Board of Directors if the action is taken by all the stockholders entitled to vote on the matter.

                                   ARTICLE II

                               BOARD OF DIRECTORS

            Section 2.01 General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

            Section 2.02 Number and Election. The Board of Directors shall consist of one or more directors, the exact number to be determined by the incorporator, and thereafter from time to time by the Board or by the stockholders. Directors shall hold office until their resignation, removal, retirement, death, disqualification, or until their successor is elected and has qualified.

            Section 2.03 Vacancies. Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by action of the stockholders or by the affirmative vote of a majority of the remaining directors though such majority be less than a quorum of the Board.

            Section 2.04 Regular Meetings. The Board of Directors may hold a regular meeting at such time and place as the Board may from time to time determine. Regular meetings may be held without notice.

            Section 2.05 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the President, the Secretary, or any director. Notice of the time and place of each special meeting shall be given orally or in writing to each director in advance of the meeting. Any director may waive notice of any meeting, and attendance at or participation in any meeting shall constitute a waiver of notice of such meeting unless the director objects at the beginning of the meeting, or promptly upon arrival, to holding it


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or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

            Section 2.06 Quorum. A majority of the number of directors determined under these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If a quorum is not present, a majority of those in attendance may adjourn the meeting from time to time until a quorum is obtained, or may adjourn sine die.

            Section 2.07 Action By Written Consent. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

                                   ARTICLE III

                                   COMMITTEES

            Section 3.01 Membership. Except for those duties which by law or regulation must be performed by at least a majority of the full Board of Directors, the performance of such duties as the Board deems appropriate may be assigned to one or more committees. Each committee shall have the authority of the Board to the full extent provided in these Bylaws or as otherwise determined by the Board. Except as otherwise provided in these Bylaws, membership of each committee shall be established from time to time by the Board of Directors. All members of committees shall serve at the pleasure of the Board of Directors.

            Section 3.02 Notice. Unless a committee shall provide otherwise, it shall not be necessary to give notice of any of its regular meetings. Special meetings may be held on call by the chairman of the committee, or any two members of the committee, or in such manner as provided in these Bylaws for calling special meetings of the Board of Directors.

            Section 3.03 Action By Written Consent. Any action that may be taken at a meeting of a committee of the Board of Directors may also be taken without a meeting in accordance with the procedures applicable to actions taken by the full Board.

                                   ARTICLE IV

                                    OFFICERS

            Section 4.01 Officers. The officers of the Corporation may include a Chairman, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as appointed, from time to time, by the Board of Directors or in accordance with the authority vested under Article III of these Bylaws. Additionally, the President and Chairman shall each have the power to appoint and to delegate the power to appoint such officers as the President or Chairman, as the case may be, may deem appropriate.


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            Section 4.02 Term. Each officer of the Corporation shall serve at the pleasure of the Board of Directors, and the Board may remove any officer at any time with or without cause. Any officer, if appointed by a committee of the Corporation or by another officer of the Corporation, may likewise be removed by such committee or an officer of the Corporation.

            Section 4.03 Authority and Duties.

            (a) The Chairman. The Chairman shall be the chief executive officer of the Corporation. The Chairman shall preside at all meetings of the stockholders and Board of Directors at which he is present, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman shall be authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chairman shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these Bylaws.

            (b) The President. The President shall be the chief operating officer of the Corporation and, subject to the powers of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The President shall be authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these Bylaws.

            (c) Vice-Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors or by the Chairman, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice Presidents shall also perform such other duties and have such other powers as the Board of Directors, the Chairman or the President or these Bylaws may, from time to time, prescribe.

            (d) The Secretary. The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the President's supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chairman or the President or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the


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Secretary and shall perform such other duties and have such other powers as the
Board of Directors, the Chairman, the President, or Secretary may, from time to time, prescribe.

            (e) The Treasurer. The Treasurer shall be the chief financial officer and chief accounting officer of the Corporation; shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Chairman, the President and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, the Chairman, the President or these Bylaws may, from time to time, prescribe. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be rendered every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the Board of Directors, the Chairman, the President or Treasurer may, from time to time, prescribe.

            (f) All other officers of the Corporation shall have such authority and perform such duties in the management of the property and affairs of the Corporation as may be determined by the Board of Directors, a committee of the Corporation, the President or the Chairman.

            Section 4.04 Employees Other Than Officers. Subject to the authority of the Board of Directors, a committee of the Corporation, the President, the Chairman, or any officer authorized by such Committee, the President or the Chairman, may employ such agents and employees other than officers as such Committee or officer may deem advisable for the prompt and orderly transaction of the business of the Corporation, define their duties, fix their compensation and dismiss them.

                                   ARTICLE V

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

            Section 5.01 Form and Signatures. Shares of the Corporation may but need not be represented by certificates. Any certificates evidencing shares of the Corporation shall be signed by the Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, or any other officers authorized by a resolution of the Board of Directors, and may but need not be sealed by the seal of the


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Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles.

            Section 5.02 Transfer of Shares. Assignment or transfer of shares of the Corporation shall be made only on the books of the Corporation, and any assignment or transfer shall be made at the direction of the holder of record thereof or by the legal representative of the holder of record.

                                   ARTICLE VI

                               GENERAL PROVISIONS

            Section 6.01 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, contracts, checks, notes, drafts, loan documents, letters of credit, guarantees, master agreements, swap agreements, security and pledge agreements, guarantees of signatures, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, powers of attorney, and other instruments or documents may be signed, executed, acknowledged, verified, attested, delivered or accepted on behalf of the Corporation by the Chairman, the President, any Vice President or any individual who is listed on the Corporation's personnel records in a position equal to any of the aforementioned officer positions, or such other officers, employees or agents as the Board of Directors or any of such designated officers or individuals may direct. The provisions of this Section are supplementary to any other provision of these Bylaws and shall not be construed to authorize execution of instruments otherwise dictated by law.

            Section 6.02 Shares of Other Corporations. The Chairman, the President, any Vice President, the Secretary, the Treasurer, or such other officers, employees or agents as the Board of Directors or such designated officers may direct are authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporations or associations standing in the name of the Corporation. The authority herein granted to said individual to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporations or associations may be exercised either by the individual in person or by any duly executed proxy or power of attorney.

            Section 6.03 Seal. The Secretary, an Assistant Secretary, or any person authorized to execute instruments in accordance with Section 6.01 shall have the authority to affix any corporate seal, or a facsimile thereof, to any document requiring a seal and to attest the same. Affixing the seal is not necessary to make the execution of any document effective or binding.

            Section 6.04 Electronic Meetings. Subject to the requirements of these Bylaws or the Corporation's certificate of incorporation for notice of meetings, stockholders, members of the Board of Directors, or members of any committee designated by such Board, may participate in and hold a meeting of such stockholders, Board of Directors, or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear or otherwise communicate with each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person


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participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 6.05 Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year.

            Section 6.06 Amendments. These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by the Board of Directors or by the stockholders, but Bylaws made by the stockholders may prescribe that any Bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.


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